SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2006

Hungarian Telephone and Cable Corp.

(Exact name of Registrant as specified in its charter)

Delaware	1-11484	13-3652685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Third Avenue, Suite 3400 Seattle, WA	98101-3034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 654-0204

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 23, 2006, the Registrant entered into a services agreement with Dafareto Limited (the Contractor”) to retain the services of Gregg Betz as the Registrant’s Chief Commercial Officer (“International”). The Registrant is required to pay the contractor EUR 13,750 per month with the potential of a quarterly cash bonus of up to EUR 25,000. The agreement provides for a one year term with the potential for an extension beyond the initial one-year term. Either party may terminate the agreement upon six months notice. If the consulting agreement is terminated for any reason, the Contractor (and its affiliates) can be restricted, at the Registrant’s discretion, from competing with the Registrant for two years. If the Registrant restricts the Contractor from competing for such two year period, the Registrant shall pay the Contractor a one-time lump sum payment upon the termination of the consulting agreement equal to EUR 165,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNGARIAN TELEPHONE AND CABLE CORP.

By:	/s/ Peter T. Noone
Name:	Peter T. Noone
Title:	General Counsel

Date: February 28, 2006